PROSPECTUS SUPPLEMENT                                        File No. 333-109802
(To Prospectus Supplement and Prospectus                          Rule 424(b)(3)
dated November 26, 2003)
Prospectus Supplement Number: 2390

                            MERRILL LYNCH & Co., Inc.

                          MEDIUM-TERM NOTES, SERIES C
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                FIXED RATE NOTES

Principal Amount:            $25,000,000

Issue Price:                 100.05%

CUSIP Number:                59018YUB5

Interest Rate:               4.51000%

Original Issue Date:         August 18, 2004

Stated Maturity Date:        August 18, 2009

Interest Payment Dates:      Each February 18th and August 18th, commencing on
                             February 18th, 2005 subject to following business day convention.

Repayment at the Option
of the Holder:               The Notes cannot be repaid prior to the Stated
                             Maturity Date.

Redemption at the Option
of the Company:              The Notes cannot be redeemed prior to the Stated
                             Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                     JPMorgan Chase Bank

Commission                   0.05%

Dated:                       July 21, 2004